Exhibit 10.24

EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT (the "Agreement") effective as of the 1st day of April, 2001 between POWER EFFICIENCY CORPORATION, a Delaware corporation (the "Corporation"), with principal executive offices located at 4220 Varsity Drive, Suite E, Ann Arbor, MI 48108; and Nicholas Anderson, residing at residing at 15-36 208th Street, Bayside, NY 11360 (the "Executive").

W I T N E S E T H :

          WHEREAS, the Corporation desires to employ Executive as the Corporation's Chief Technology Officer to engage in such activities and to render such services under the terms and conditions hereof and has authorized and approved the execution of this Agreement; and

          WHEREAS, Executive desires to be employed by the Corporation under the terms and conditions hereinafter provided;

          NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, the parties agree as follows:

          1.          Employment, Duties and Acceptance.

                    1.1          Services. The Corporation hereby employs Executive, for the Term (as hereinafter defined in Section 2 hereof), to render services to the business and affairs of the Corporation in the office referenced in the recitals hereof and, in connection therewith, shall perform such duties as directed by the Board of Directors of the Corporation from time to time, in its reasonable discretion, and shall perform such other duties as shall be consistent with the responsibilities of such office (collectively the "Services"). Executive shall perform activities related to such office as his primary endeavor and he shall reasonably be directed or requested to so perform by the Corporation's Board of Directors, to whom he shall report. Executive shall use his best efforts, skill and abilities to promote the interests of the Corporation and its subsidiaries.

                    1.2          Acceptance. Executive hereby accepts such employment and agrees to render the Services.

                    1.3          Representations of the Executive. The Executive represents and warrants to the Corporation that his execution and delivery of this Agreement, his performance of the Services hereunder and the observance of his other obligations contemplated hereby will not (i) violate any provisions of or require the consent or approval of any party to any agreement, letter of intent or other document to which he is a party or (ii) violate or conflict with any arbitration award, judgment or decree or other restriction of any kind to or by which he is subject or bound.

2.          Term of Employment.

          The term of Executive's employment under this Agreement (the "Term") shall commence on April 1, 2001 (the "Commencement Date") and shall terminate on March 31, 2006, unless sooner terminated pursuant to Sections 9 or 5.2 of this Agreement; provided, however, if the Corporation shall fail to give Executive notice of nonrenewal not less than 365 days prior to the scheduled expiration of the Term hereof, the Term shall automatically be extended for an additional three (3) year period. Notwithstanding anything to the contrary contained herein, the provisions of this Agreement governing Protection of Confidential Information shall continue in effect as specified in Section 10 hereof. The Executive shall give the Board of Directors notice 30 days prior to the 365-renewal notice.

          3.          Base Salary and Expense Reimbursement.

                    3.1          Base Salary. During the Term, as full compensation for the Services, the Corporation agrees to pay Executive a minimum base salary ("Base Salary") at the annual rate of $120,000 for the period from September 1, 2000 to August 31, 2001, increasing annually thereafter in $18,000 increments ("Salary Increments"). In the event the Corporation is unable to pay a Salary Increment, the Board of Directors of the Corporation may elect to defer such payment. In the event of deferment, the Salary Increment shall continue to be accrued until such time as the Corporation is financially able to make such payments. Base Salary is subject to withholding and other applicable taxes, payable during the term of this Agreement in accordance with the Corporation's customary payment practices, but not less frequently than monthly.

                    3.2          Business Expense Reimbursement. Upon submission to, and approval by an officer of the Corporation designated by the Board of Directors of the Corporation, of a statement of expenses, reports, vouchers or other supporting information, which approval shall be granted or withheld based on the Corporation's policies in effect at such time, the Corporation shall promptly reimburse Executive for all reasonable business expenses actually incurred or paid by him during the Term or renewals thereof in the performance of the Services, including, but not limited to, expenses for entertainment, travel and similar items.

          4.          Bonuses.

                    4.1          Bonus Amount. In order to provide performance-based incentive compensation to the Executive, the Corporation hereby agrees to pay the Executive, in addition to the Base Salary set forth in Section 3 hereof, a minimum cash bonus in respect of each fiscal year during the Executive's employment hereunder (the "Bonus") equal to the Applicable Percentage (as defined below) of the Net Pre-Tax Income (as defined below) of the Corporation. For purposes hereof, the Applicable Percentage shall equal (a) 4.0% if the Net Pre-Tax Income of the Corporation is at least $500,000, but less than $750,000; (b) 4.25% if the Net Pre-Tax Income of the Corporation is at least $760,000, but less than $1,000,000; and (c) 4.5% if the Net Pre-Tax Income of the Corporation is at least $1,001,000.

                    4.2          Net Pre-Tax Income of the Corporation. For purposes hereof, the Net Pre-Tax Income of the Corporation shall be the amount determined by the Board of Directors of the Corporation, after consultation with the independent accountants of the Corporation, to be the Net Pre-Tax Income of the Corporation with respect to a given fiscal year, which amount shall be determined based on the financial statements of the Corporation (a) in a manner consistent with generally accepted accounting principles, (b) with regard solely to the Corporation and its subsidiaries, (c) so as to exclude the effect of any elimination of inter-company transfers applied with respect to any entity which is not a subsidiary of the Corporation, (d) after adding back any charges for management consulting or corporate services or payments with respect to noncompetition agreements which may be paid to persons who are subject to reporting obligations with respect to the Corporation under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or their affiliates (other than the Corporation and its subsidiaries), (e) having regard to such other matters, if any, as the Board of Directors of the Corporation may determine to be equitable to consider and (f) without giving effect to any Bonus paid pursuant to this Section 4.2. The determination of the Board of Directors of the Corporation shall be final, conclusive and binding for all purposes, absent manifest error.

                    4.3          Determination and Payment. The determination of the Applicable Percentage, of the Net Pre-Tax Income and of the extent to which any Bonus under this Section 4 may be payable (the "Final Determination") shall be determined by the Board of Directors (or a subcommittee thereof appointed for such purpose) of the Corporation in accordance with the terms hereof based on the financial statements of the Corporation and the criteria set forth herein with respect to each fiscal year. Such Final Determination with respect to any fiscal year shall be made promptly, and in any event within 15 days, after the Corporation has filed its Annual Report on Form 10-K for each year with the Securities and Exchange Commission. Within 45 days after the end of the Corporation's fiscal year, based on the preliminary results of the Corporation for such fiscal year, the Corporation shall pay the Executive an amount equal to 60% of the estimated minimum cash Bonus based on such preliminary results. The balance of the definitive Bonus so determined, if any, shall be payable to the Executive in a single lump sum no later than thirty days after the Final Determination has been made. In any event, all matters pertaining to the Bonus and to the payment of any Bonus to the Executive hereunder, shall be administered and determined by the Board of Directors (or a subcommittee thereof appointed for such purpose) in its reasonable discretion consistent with the terms hereof, the determination of which shall be final, conclusive and binding for all purposes, absent manifest error.

                    4.4          Partial Years. Notwithstanding anything contained herein to the contrary, no Bonus under this Section 4 shall be deemed earned or payable with respect to any fiscal year during which this Agreement or the Executive's employment is terminated by the Corporation for Cause (as such term is hereinafter defined).

                    4.5          Nothing in this Section 4 shall be construed as conferring upon the Executive any right (i) normally associated with the ownership of capital stock; (ii) to continue in the employ of the Corporation or any affiliate of the Corporation; or (iii) to interfere in any way with the right of the Corporation to terminate this Agreement in accordance with the provisions hereof. Nothing in this Agreement shall be construed to imply that any specific assets of the Corporation have been set aside to provide for payments under this Agreement. Any payments under this Agreement shall be made solely from general assets of the Corporation existing at the time such payments are due.

          5.          Severance and Change in Control.

                    5.1          Termination Without Cause, Disability, Death or for Good Reason. In the event that Executive's employment hereunder shall be terminated by the Corporation without Cause (as defined in Section 9.3 hereof), Disability (as defined in Section 9.2 hereof), Death (as defined in Section 9.1 hereof) or for Good Reason (as defined in Section 9.5 hereof) at any time prior to the end of the Term, the Executive shall be entitled to receive from the Corporation, in addition to any Base Salary earned to the date of termination and for the remaining term of the employment agreement, and a severance payment in an amount equal to the greater of (i) the Executive's Base Salary for the preceding three fiscal years of the Corporation; or (ii) $468,000; either of which, as the case may be, shall be paid in biweekly increments during the year following such termination. In the event of such termination, the amounts due hereunder shall be payable without offset or defense or any obligation of the Executive to mitigate damages. Any and all stock options shall become fully vested according to the terms of the qualified and non-qualified plans.

                    5.2          Change in Control. Executive, at his option, shall be able to terminate this Agreement upon written notice given to the Secretary of the Corporation within ninety (90) days of an occurrence of a "Change in Control". A "Change in Control" of the Corporation shall mean a change in control of the Corporation or any entity controlling the Corporation (referred to collectively in this Section 5 as the Corporation) of a nature that would be required to be reported in response to Item 1 of a Current Report on Form 8-K, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a person who or which is a shareholder of the Corporation immediately prior to an initial public offering of the Corporation's securities ("IPO"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation's outstanding securities ordinarily having the right to vote at elections of directors; or (b) individuals who constitute the Board immediately prior to the IPO (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election by the Corporation's shareholders was approved by a vote of at least three quarters of the directors comprising the Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a sale by the Corporation of all or substantially all of its assets occurs. Notwithstanding anything in the foregoing to the contrary, no Change in Control shall be deemed to have occurred for purposes of this Agreement by virtue of any transactions which result in the acquisition by the Executive, or by a group of persons which includes the Executive, directly or indirectly, of a majority of either the the restrictive covenants set forth above are necessary in order to protect and maintain such proprietary interests and the other legitimate business interests of the Corporation; and (iii) that the Corporation would not have entered into this Agreement unless such covenants were included herein.

                              Executive also acknowledges that the business of the Corporation presently will extend throughout the World, and that he will personally supervise and engage in such business on behalf of Corporation and, accordingly, it is reasonable that the restrictive covenants set forth above are not more limited as to geographic area then is set forth therein. Executive also represents to the Corporation that the enforcement of such covenants will not prevent Executive from earning a livelihood or impose an undue hardship on the Executive.

                    10.4          Severability. If any of the provisions of this Section 10, or any part thereof, is hereinafter construed to be invalid or unenforceable, the same shall not affect the remainder of such provision or provisions, which shall be given full effect, without regard to the invalid portions. If any of the provisions of this Section 10, or any part thereof, is held to be unenforceable because of the duration of such provision, the area covered thereby or the type of conduct restricted therein, the parties agree that the court making such determination shall have the power to modify the duration, geographic area and/or other terms of such provision and, as so modified, said provision(s) shall then be enforceable. In the event that the courts of any one or more jurisdictions shall hold such provisions wholly or partially unenforceable by reason of the scope thereof or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Corporation's right to the relief provided for herein in the courts of any other jurisdictions as to breaches or threatened breaches of such provisions in such other jurisdictions, the above provisions as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

                    10.5          Injunctive Relief. Executive acknowledges and agrees that, because of the unique and extraordinary nature of his services, any breach or threatened breach of the provisions of Sections 10.1, 10.2, or 10.3 hereof will cause irreparable injury and incalculable harm to the Corporation, and the Corporation shall, accordingly, be entitled to injunctive and other equitable relief for such breach or threatened breach and that resort by the Corporation to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any right or remedy which the Corporation may have with respect to such breach or threatened breach. The Corporation and Executive agree that any such action for injunctive or equitable relief shall be heard in a state or federal court situate in Delaware and each of the parties hereto, hereby agrees to accept service of process by registered mail and to otherwise consent to the jurisdiction of such courts.

                    10.6          Expenses of Enforcement of Covenants. In the event that any principal action, suit, appeal or proceeding at law or in equity is brought to enforce the covenants contained in Sections 10.1, 10.2, or 10.3 hereof or to obtain money damages for the breach thereof, the party prevailing as stated by the Courts in any such action, suit or other proceeding shall be entitled upon demand, to reimbursement from the other party for all expenses (including, without limitation, reasonable attorneys' fees, enforcement and disbursements) incurred in connection therewith.

                    10.7          Separate Agreement. The provisions of this Section 10 shall be construed as an agreement on the part of the Executive independent of any other part of this Agreement or any other agreement, and the existence of any claim or cause of action of the Executive against the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation of the provisions of this Section 10.

          11.          Indemnification.

          The Corporation shall provide the Executive (including his heirs, executors and administrators) with coverage under a standard directors and officers liability insurance policy at the Corporation's expense to the same extent as provided for any other director, officer or trustee of the Corporation. In addition, the Corporation shall indemnify the Executive (and his heirs, executors and administrators) to the fullest extent permitted under the law of its state of incorporation against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which the Executive may be involved by reason of his having been a director or officer of the Corporation or any subsidiary thereof. Such expenses and liabilities shall include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements, such settlements to be approved by the Board if such action is brought against the Executive in his capacity as a director or officer of the Corporation or any subsidiary thereof. The Corporation shall, upon the request of the Executive, advance to the Executive such amounts as necessary to cover expenses, including without limitation legal fees and expenses incurred by the Executive in connection with any suit or proceeding in which the Executive may be involved by reason of his being or having been a director or officer of the Corporation or of any subsidiary thereof. Such indemnity and advance of expenses, however, shall not extend to matters as to which the Executive is finally adjudged to be liable for willful misconduct in the performance of his duties.

          12.          Arbitration.

          Except with respect to any proceeding brought under Section 10 hereof, any controversy, claim, or dispute between the parties, directly or indirectly, concerning this Employment Agreement or the breach hereof, or the subject matter hereof, including questions concerning the scope and applicability of this arbitration clause, shall be finally settled by arbitration in New York, New York pursuant to the rules then applying of the American Arbitration Association. The arbitrators shall consist of one representative selected by the Corporation, one representative selected by the Executive and one representative selected by the first two arbitrators. The parties agree to expedite the arbitration proceeding in every way, so that the arbitration proceeding shall be commenced as near as practical within one hundred and twenty (120) days after request therefore is made, and shall continue thereafter, without interruption, and that the decision of the arbitrators shall be handed down within sixty (60) days after the hearings in the arbitration proceedings are closed. The arbitrators shall have the right and authority to assess the cost of the arbitration proceedings and to determine how their decision or determination as to each issue or matter in dispute may be implemented or enforced. The decision in writing of any two of the arbitrators shall be binding and conclusive on all of the parties to this Agreement. Should either the Corporation or the Executive fail to appoint an arbitrator as required by this Section 12 within thirty (30) days after receiving written notice from the other party to do so, the arbitrator appointed by the other party shall act for all of the parties and his decision in writing shall be binding and conclusive on all of the parties to this Employment Agreement. Any decision or award of the arbitrators shall be final and conclusive on the parties to this Agreement; judgment upon such decision or award may be entered in any competent Federal or state court located in the United States of America; and the application may be made to such court for confirmation of such decision or award for any order of enforcement and for any other legal remedies that may be necessary to effectuate such decision or award. The cost of arbitration shall be borne by the loosing party.

          13.          Notices.

          All notices, requests, consents and other communications required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram, telecopy or mailed first-class, postage prepaid, by registered or certified mail (notices sent by telegram or mailed shall be deemed to have been given on the date sent), to the parties at their respective addresses hereinabove set forth or to such other address as either party shall designate by notice in writing to the other in accordance herewith.

          14.          General.

                    14.1          Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of Delaware.

                    14.2          Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                    14.3          Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

                    14.4          Severability. If any of the provisions of this Agreement shall be unlawful, void, or for any reason, unenforceable, such provision shall be deemed severable from, and shall in no way affect the validity or enforceability of, the remaining portions of this Agreement.

                    14.5          Waiver. The waiver by any party hereto of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision hereof.

                    14.6          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

                    14.7          Assignability. This Agreement, and Executive's rights and obligations hereunder, may not be assigned by Executive. The Corporation may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event the rights and obligations of the Corporation hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets. This Agreement shall inure to the benefit of, and be binding upon, the Executive and his executors, administrators, heirs and legal representatives.

                    14.8          Amendment. This Agreement may be amended, modified, superseded, cancelled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. No superseding instrument amendment modification, cancellation, renewal or extension hereof shall require the consent or approval of any person other than the parties hereto. The failure of either party at any time or times to require performance of any provision hereof shall in no matter affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Witness:	POWER EFFICIENCY CORPORATION

Arthur Smith, Chief Financial Officer

WITNESS:

Nicholas Anderson, individually